                                                                   Exhibit 10.10

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                              AMENDED AND RESTATED
                               SERVICING AGREEMENT


                                      Among


                          LFI RECEIVABLES CORPORATION,

                           LFI SERVICING CORPORATION,
                               as Master Servicer,


                           the Servicers Party Hereto


                                       and


                            THE CHASE MANHATTAN BANK,
                                   as Trustee



                          Dated as of February 4, 1997


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                TOC for Amended and Restated Servicing Agreement

                                TABLE OF CONTENTS

                                    ARTICLE I

                                   Definitions

SECTION 1.01.     Definitions......................................    2
SECTION 1.02.     Other Definitional Provisions....................    2

                                   ARTICLE II

                   Administration and Servicing of Receivables

SECTION 2.01.     Appointment of Master Servicer,
                    Servicers......................................    4
SECTION 2.02.     Servicing Procedures.............................    5
SECTION 2.03.     Collections......................................    8
SECTION 2.04.     Reconciliation of Deposits.......................   10
SECTION 2.05.     Servicing Compensation...........................   10

                                   ARTICLE III

                      Representations and Warranties of the
                        Master Servicer and the Servicers

SECTION 3.01.     Organization; Powers.............................   12
SECTION 3.02.     Authorization; No Conflict.......................   12
SECTION 3.03.     Enforceability...................................   13
SECTION 3.04.     Governmental Approvals...........................   13
SECTION 3.05.     Litigation; Compliance with Laws.................   14
SECTION 3.06.     Agreements.......................................   14
SECTION 3.07.     No Servicer Default..............................   15
SECTION 3.08.     Servicing Ability................................   15
SECTION 3.09.     Location of Records..............................   15
SECTION 3.10.     Insurance........................................   15
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                TOC for Amended and Restated Servicing Agreement               2


                                   ARTICLE IV

                        Covenants of the Master Servicer
                                and the Servicers

SECTION 4.01.     Delivery of Daily Reports........................   15
SECTION 4.02.     Delivery of Monthly Settlement
                    Statement......................................   16
SECTION 4.03.     Delivery of Annual Master Servicer's and
                    Servicers' Certificates........................   17
SECTION 4.04.     Delivery of Independent Public
                    Accountants' Servicing Reports.................   18
SECTION 4.05.     Extension, Amendment and Adjustment of
                    Receivables; Amendment of Policies.............   18
SECTION 4.06.     Protection of Holders' Rights....................   19
SECTION 4.07.     Security Interest................................   20
SECTION 4.08.     Location of Records..............................   20
SECTION 4.09      Visitation Rights................................   20
SECTION 4.10.     Lockbox Agreement; Lockbox Accounts..............   21
SECTION 4.11.     Delivery of Financial Statements.................   22
SECTION 4.12.     Notices..........................................   24
SECTION 4.13.     Insurance........................................   24

                                    ARTICLE V

                  Other Matters Relating to the Master Servicer
                                and the Servicers

SECTION 5.01.     Merger, Consolidation, etc.......................   25
SECTION 5.02.     Indemnification of the Trust and the
                    Trustee........................................   26
SECTION 5.03.     Master Servicer and Servicers Not to
                    Resign.........................................   27
SECTION 5.04.     Access to Certain Documentation and
                    Information Regarding the
                    Receivables....................................   27
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                TOC for Amended and Restated Servicing Agreement               3


                                   ARTICLE VI

                     Servicer Defaults; Servicer Termination

SECTION 6.01.     Servicer Defaults................................   28
SECTION 6.02.     Trustee to Act; Appointment of
                    Successor......................................   35
SECTION 6.03.     Waiver of Past Defaults..........................   38
SECTION 6.04.     Other Servicer Terminations......................   38

                                   ARTICLE VII

                            Miscellaneous Provisions

SECTION 7.01.     Amendment........................................   39
SECTION 7.02.     Termination......................................   39
SECTION 7.03.     Governing Law....................................   40
SECTION 7.04.     Addition of Servicers............................   40
SECTION 7.05.     Notices..........................................   40
SECTION 7.06.     Counterparts.....................................   40
SECTION 7.07.     Third-Party Beneficiaries........................   41
SECTION 7.08.     Merger and Integration...........................   41
SECTION 7.09.     Headings.........................................   41
SECTION 7.10.     No Set-Off.......................................   41
SECTION 7.11.     No Bankruptcy Petition...........................   41


Exhibit A     Form of Annual Servicer's Certificate
Exhibit B     Form of Agreed Upon Procedures
Exhibit C     Insurance Requirements

                              AMENDED AND RESTATED SERVICING AGREEMENT, dated as
                        of February 4, 1997 (this "Agreement") among LFI RECEIVABLES CORPORATION, a Delaware corporation (the "Company"), LFI SERVICING CORPORATION, a Delaware corporation, as the master servicer (the "Master Servicer"), the servicers party hereto (the "Servicers") and THE CHASE MANHATTAN BANK, not in its individual capacity, but solely as trustee (in such capacity, the "Trustee").

                              W I T N E S S E T H:

            WHEREAS, the Company, the Sellers and the Servicers have entered into an Amended and Restated Receivables Sale Agreement, dated as of the date hereof (the "Receivables Sale Agreement");

            WHEREAS, pursuant to the Receivables Sale Agreement, the Sellers sell to the Company, and the Company purchases from the Sellers, all the Sellers' right, title and interest in, to and under the Receivables and other Receivable Assets (as defined in the Receivables Sale Agreement);

            WHEREAS, the parties hereto entered into that certain Servicing Agreement, dated as of August 5, 1996 (the "Original Servicing Agreement") in order to provide for the servicing of the Receivables;

            WHEREAS, the parties wish to amend and restate the Original
Servicing Agreement so as to amend various provisions of the Original Servicing Agreement; and
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                    Amended and Restated Servicing Agreement                   2


            WHEREAS, the Original Servicing Agreement shall be replaced in whole by this Amended and Restated Servicing Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

            SECTION 1.01. Definitions. Unless otherwise defined herein, capitalized terms that are used herein shall have the meanings assigned to such terms in the Pooling Agreement and each Supplement thereto.

            SECTION 1.02. Other Definitional Provisions. (a) All terms defined in this Agreement (directly or by incorporation by reference pursuant to Section 1.01) shall have the defined meanings when used in any certificates or other document made or delivered pursuant hereto unless otherwise defined therein.

            (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined herein (directly or by incorporation by reference pursuant to Section 1.01) and accounting terms partly defined herein (directly or by incorporation by reference pursuant to Section 1.01), to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms herein are inconsistent with the meanings of such terms under GAAP, the definitions contained herein shall control.

            (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any
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                    Amended and Restated Servicing Agreement                   3


particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references contained in this Agreement are references to Sections, subsections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

            (d) The definitions contained herein are applicable to the singular as well as the plural forms of such terms and to the masculine, the feminine and the neuter genders of such terms.

            (e) Where reference is made in this Agreement to the principal amount of Receivables, such reference shall, unless explicitly stated otherwise, be deemed a reference to the Principal Amount of such Receivables.

            (f) Any reference herein or in any other Transaction Document to a provision of the Internal Revenue Code or ERISA shall be deemed to be also a reference to any successor provision thereto.

            (g) Any reference herein to a Schedule or Exhibit to this Agreement shall be deemed to be a reference to such Schedule or Exhibit as it may be amended, modified or supplemented from time to time to the extent that such Schedule or Exhibit may be amended, modified or supplemented (or any term or provision of any Transaction Document may be amended that would have the effect of amending, modifying or supplementing information contained in such Schedule or Exhibit) in compliance with the terms of the Transaction Documents.

            (h) Any reference in this Agreement to any representation, warranty or covenant "deemed" to have been made is intended to encompass only representations, warranties or covenants that are expressly stated to be repeated on or as of dates following the execution and delivery of this Agreement, and no such reference shall be interpreted as a reference to any implicit, inferred, tacit
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                    Amended and Restated Servicing Agreement                   4


or otherwise unexpressed representation, warranty or covenant.

            (i) The words "include", "includes" or "including" shall be interpreted as if followed, in each case, by the phrase "without limitation".

                                   ARTICLE II

                   Administration and Servicing of Receivables

            SECTION 2.01. Appointment of Master Servicer, Servicers. The Company hereby appoints LFI Servicing Corporation and the Servicers to act as, and LFI Servicing Corporation and the Servicers hereby accept their respective appointments and agree to act as, Master Servicer and Servicers, respectively, under the Pooling and Servicing Agreements and the Investor Certificateholders, by their acceptance of the Investor Certificates, consent to LFI Servicing Corporation and the Servicers acting as Master Servicer and Servicers, respectively. Each Servicer shall have responsibility for the management of the servicing and receipt of collections in respect of each Receivable originated by itself as a Seller and/or by one or more of its Affiliates as Seller(s) as identified on Schedule 1 to the Receivables Sale Agreement (such Servicer is sometimes referred to as the "Responsible Servicer" with respect to any Receivable that it is responsible for servicing hereunder and such a Receivable is sometimes referred to herein as a "Serviced Receivable" with respect to the Servicer that is responsible for servicing such Receivable hereunder). Each Servicer shall have the authority to make any management decisions relating to each Serviced Receivable to the extent such authority is granted to such
Servicer under any Pooling and Servicing Agreement. LFI Servicing Corporation,
in its role as Master Servicer, shall coordinate the servicing of all
Receivables by all Servicers. The Company, the Trustee and the Holders shall treat LFI Servicing Corporation and the Servicers as Master
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                    Amended and Restated Servicing Agreement                   5


Servicer and Servicers, respectively, and may conclusively rely on the instructions, notices and reports of LFI Servicing Corporation and the Servicers as Master Servicer and Servicers, respectively, for so long as LFI Servicing Corporation and the Servicers continue in their appointments as Master Servicer and Servicers, respectively.

            SECTION 2.02. Servicing Procedures. (a) Each Servicer shall manage the servicing and administration of its Serviced Receivables, the collection of payments due under such Serviced Receivables and charging off of any such Serviced Receivables as uncollectible, all in accordance with its Policies and the terms of the Pooling and Servicing Agreements. Each Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable, but subject to the terms of this Agreement and the other Transaction Documents. Without limiting the generality of the foregoing and subject to Section 6.01, each Servicer or its designee, with respect to its Serviced Receivables, and the Master Servicer or its designee, with respect to all Receivables, is hereby authorized and empowered (i) to execute and deliver, on behalf of the Trust for the benefit of the Holders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, and, after the delinquency of any such Receivable and to the extent permitted under and in compliance with applicable Requirements of Law, to commence enforcement proceedings with respect to such Receivable and (ii) to make any filings, reports, notices, applications, registrations with, and to seek any consents or authorizations from the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any Federal or state securities or reporting requirements or laws.

            (b) Without limiting the generality of the foregoing and subject to
Section 6.01, the Master Servicer
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                    Amended and Restated Servicing Agreement                   6


or its designee is hereby authorized and empowered to give written direction to the Trustee with respect to withdrawals from, and payments to, the Collection Account in accordance with the Daily Report and as otherwise specified in the Pooling and Servicing Agreements.

            (c) Each Servicer shall, at its cost and expense and as agent for the Company and the Trust, use its best efforts to collect, consistent with its past practices, as and when the same becomes due, the amount owing on each Serviced Receivable. No Servicer shall make any material change in its administrative, servicing and collection systems that deviates from its Policies, except as expressly permitted by the terms of any applicable Pooling and Servicing Agreement and after giving written notice to the Trustee. In the event of default under any Receivable, the Responsible Servicer shall have the power and authority, on behalf of the Company and the Trust, for the benefit of the Holders, to take such action in respect of such Receivable as such Responsible Servicer may deem advisable. In the enforcement or collection of any Receivable, the Responsible Servicer shall be entitled to sue thereon in (i) its own name or (ii) if, but only if, the Company consents in writing (which consent shall not be unreasonably withheld), as agent for the Company. In no event shall any Servicer be entitled to take any action that would make the Company, the Trustee, any Agent or any Holder a party to any litigation without the express prior written consent of such Person.

            (d) Without limiting the generality of the foregoing and subject to
Section 6.01, each Servicer is hereby authorized and empowered to delegate any or all of its servicing, collection, enforcement and administrative duties hereunder with respect to the Serviced Receivables to a Person who agrees to conduct such duties in accordance with such Servicer's Policies; provided, however, that such Servicer shall give prior written notice to the Company, the Trustee, each Agent and the Rating Agencies of any such delegation relating to a material duty prior to such delegation being effective, such Servicer shall have
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                    Amended and Restated Servicing Agreement                   7


received notice that the Rating Agency Condition shall be satisfied after giving effect to such delegation and the consent of the Company, the Trustee and each Agent to such delegation shall have been obtained. No delegation of duties by any Servicer permitted hereunder shall relieve such Servicer of its liability and responsibility with respect to such duties.

            (e) Except as provided in any Pooling and Servicing Agreement, no Servicer or any Successor Servicer shall be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Serviced Receivables transferred to the Company (and, subsequently, to the Trust) from the procedures, offices, employees and accounts used by such Servicer or such Successor Servicer, as the case may be, in connection with servicing other receivables.

            (f) Each Servicer shall maintain fidelity bond or other coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of the Serviced Receivables, including depositor's forgery, in an amount and breadth of coverage satisfactory to the Rating Agencies and each Agent. Each Servicer shall, upon reasonable prior notice, and as often as may reasonably be requested by any Agent, provide evidence to such Agent of such coverage.

            (g) Each Servicer shall comply with and perform its servicing obligations with respect to the Serviced Receivables in accordance with the contracts, if any, relating to the Serviced Receivables and its Policies.

            (h) No Servicer shall take any action to cause any Serviced Receivable not evidenced by any "instrument" (as defined in the UCC as in effect in the State of New York) upon origination to become evidenced by an instrument and no Servicer shall take any action to cause any interest in any Receivable to be evidenced by any title documents in bearer form, except in connection with its
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                    Amended and Restated Servicing Agreement                   8


enforcement or collection of a Serviced Receivable, in which event such Servicer shall deliver such instrument or title documents to the Trustee as soon as reasonably practicable, but in no event more than five days after execution thereof; provided that any origination of Receivables by any Servicer, in its capacity as a Seller, in compliance with applicable Pooling and Servicing Agreements shall not constitute a breach of this subsection 2.02(h).

            SECTION 2.03. Collections. (a) Each Servicer shall have instructed all Obligors to make all payments in respect of the Serviced Receivables to a Lockbox or a Lockbox Account. Each of the Company and each Servicer represents, warrants and agrees that all Collections shall be collected, processed and deposited by it pursuant to, and in accordance with the terms of, the Pooling and Servicing Agreements. Without limiting the generality of the foregoing, each Servicer shall comply with the provisions of subsection 3.01(d) of the Pooling Agreement as to remittance of funds available in any Lockbox Account. In the event that any payments in respect of any Receivable are made directly to a Servicer (including any employees thereof or independent contractors employed thereby), such Servicer shall, within two Business Days of receipt thereof, deliver (which may be via regular mail) or deposit such amounts to a Lockbox, a Lockbox Account or the Collection Account and, prior to forwarding such amounts, such Servicer shall hold such payments in trust as custodian for the Company and the Trustee.

            (b) Each Lockbox Agreement shall provide that the Lockbox Processor thereunder is irrevocably directed, and such Lockbox Processor irrevocably agrees, (i) to deposit funds received in the Lockbox directly into the Lockbox Account and (ii) to transfer all available funds on deposit in the Lockbox Account within one Business Day of the Business Day Received to the Trustee for deposit in the Collection Account. Each Lockbox Agreement shall be substantially in the form specified in the Pooling Agreement, subject to modifications thereof as provided in
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                    Amended and Restated Servicing Agreement                   9


the Pooling Agreement and applicable Supplements. Prior to any resignation of the Lockbox Processor or termination of the Lockbox Processor by the Company or the Trustee with respect to any Receivables, each Servicer hereby agrees (to the extent that it is a Responsible Servicer with respect to such Receivables) to obtain a replacement Lockbox Processor. Upon satisfaction of the Rating Agency Condition and the consent of the Trustee (which shall not be unreasonably withheld), a Servicer may enter into any amendments or modifications of a Lockbox Agreement that the Servicer reasonably deems necessary to conform such Lockbox Agreement to the cash management system of the Company or the Responsible Servicer(s).

            (c) The Trustee shall administer amounts on deposit in the Collection Account in accordance with the terms of the Pooling and Servicing Agreements. Each of the Company, the Master Servicer and each Servicer acknowledges and agrees that (i) it shall not have any right to withdraw any funds on deposit in the Collection Account or any Lockbox Account and (ii) all amounts deposited in the Collection Account or any Lockbox Account shall be under the sole dominion and control of the Trustee (subject to the Master Servicer's or Servicers' rights to direct the application of any such amounts as provided by the terms of any Pooling and Servicing Agreement).

            (d) As soon as practicable, but in any event not later than the Business Day following the date that a Servicer identifies any of the collected funds received in the Collection Account as funds that do not constitute Collections on account of the Receivables, such moneys that do not constitute such Collections shall be remitted to the Master Servicer and then by the Master Servicer to the appropriate Seller.

            (e) Unless otherwise required by law or unless an Obligor designates that a payment be applied to a specific Receivable, all Collections received from an Obligor shall be applied to the oldest Receivables of such Obligor.

                    Amended and Restated Servicing Agreement                  10


            SECTION 2.04. Reconciliation of Deposits. If in respect of Collections on account of a Receivable the Responsible Servicer deposits into the Collection Account (a) a check that is not honored for any reason or (b) an amount that is less than or more than the actual amount of such Collections, such Servicer shall, in lieu of making a reconciling withdrawal or deposit, as the case may be, adjust the amount subsequently deposited into such Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid; provided, that no adjustments made pursuant to this Section 2.04 shall change any amount previously reported pursuant to Section 4.02.

            SECTION 2.05. Servicing Compensation. (a) As full compensation for the Servicers' servicing activities hereunder and reimbursement for their expenses as set forth in subsection 2.05(b), the Master Servicer, on behalf of the Servicers, shall be entitled to receive on each Distribution Date, for the preceding Settlement Period prior to the termination of the Trust pursuant to
Section 9.01 of the Pooling Agreement, a servicing fee (the "Servicing Fee").
The Servicing Fee shall be an amount equal to (i) the product of (A) the Servicing Fee Percentage and (B) the average aggregate Principal Amount of the Receivables in the Trust for such Settlement Period and (C) the number of days in such Settlement Period, divided by (ii) 360. Except as otherwise set forth in the related Supplement, the share of the Servicing Fee allocable to each Outstanding Series for any Settlement Period shall be an amount equal to the product of (i) the Servicing Fee for such Settlement Period and (ii) a fraction (expressed as a percentage) (A) the numerator of which is the daily average Invested Amount for such Settlement Period with respect to such Outstanding Series and (B) the denominator of which is the daily average Aggregate Invested Amount for such Settlement Period (with respect to any such Series, the "Monthly Servicing Fee"); provided, however, that if on any day a Seller or any Affiliate thereof is acting as a Servicer and an Early
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                    Amended and Restated Servicing Agreement                  11


Amortization Event has occurred and is continuing with respect to any Outstanding Series, the portion of the Monthly Servicing Fee payable to a Seller or an Affiliate thereof with respect to such Outstanding Series shall be deferred until all amounts due under the Investor Certificates of such Outstanding Series have been paid in full. The Servicing Fee shall be payable to the Master Servicer, on behalf of the Servicers, solely pursuant to the terms of, and to the extent amounts are available for payment under, Article III of the Pooling Agreement.

            (b) The Company hereby directs the Master Servicer and each Servicer to pay amounts due to the Trustee pursuant to Section 8.05 of the Pooling Agreement and the reasonable fees and disbursements of independent accountants, and all other reasonable fees and expenses of the Trust (including counsel fees, if any) not expressly stated herein to be for the account of the Holders; provided however, that in no event shall the Master Servicer, any Servicer or the Trustee be liable for any Federal, state or local income or franchise tax, or any interest or penalties with respect thereto, assessed on the Trust or the Holders except in accordance with Section 5.02 and as otherwise expressly provided herein. Notwithstanding anything to the contrary herein or in any other Pooling and Servicing Agreement, in the event that the Master Servicer or any Servicer fails to pay any amount due to the Trustee pursuant to Section 8.05 of the Pooling Agreement, or following the commencement and continuation of an
Early Amortization Period, the Trustee shall be entitled, in addition to any other rights it may have under law and under the Pooling Agreement, to receive directly such amounts owing to it under the Pooling and Servicing Agreements from, and in the same order of priority as, the Servicing Fee before payment to the Master Servicer, for the benefit of the Servicers, of any portion thereof; provided, that in the event any Servicer shall have elected to waive its rights to payment of its portion of the Servicing Fee or the Servicing Fee is deferred pursuant to subsection 2.05(a), the Trustee shall nonetheless be entitled to receive such amounts from
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                    Amended and Restated Servicing Agreement                  12


payments that would ordinarily be applied to the payment of the Servicing Fee, in the same order of priority as though such portion of the Servicing Fee were payable. Each Servicer shall be required to pay expenses for its own account, and shall not be entitled to any payment therefor other than its portion of the Servicing Fee. Nothing contained herein shall be construed to limit the obligation of the Master Servicer, each Servicer or the Company to pay any amounts due the Trustee pursuant to Section 8.05 of the Pooling Agreement.

                                   ARTICLE III

                      Representations and Warranties of the
                        Master Servicer and the Servicers

            As of (a) the date hereof and (b) each Issuance Date, each of the Master Servicer and each Servicer hereby makes the following representations and warranties to each of the other parties hereto:

            SECTION 3.01. Organization; Powers. It (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (iii) is qualified to do business in, and is in good standing in, every jurisdiction where the nature of its business so requires, except where the failure so to qualify could not reasonably be expected to result in a Servicer Material Adverse Effect and (iv) has the corporate power and authority to execute, deliver and perform its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby to which it is or will be a party.

            SECTION 3.02. Authorization; No Conflict. The execution, delivery and performance by it of each of the Transaction Documents that it is a party to and the other
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                    Amended and Restated Servicing Agreement                  13


transactions contemplated hereby and thereby (collectively, the "Transactions")
(i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not (A) violate (1) any Requirement of Law or
(2) any provision of any Contractual Obligation to which it or any Subsidiary is a party or by which any of them or any of their property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such Contractual Obligation, except where any such conflict, violation, breach or default referred to in clause (A) or (B), individually or in the aggregate, could not reasonably be expected to have a Servicer Material Adverse Effect, or (C) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by it or any Subsidiary (other than any Lien created hereunder or contemplated or permitted hereby).

            SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by it and constitutes, and each other Transaction Document to which it is a party when executed and delivered by it will constitute, its legal, valid and binding obligation enforceable against it in accordance with such document's terms, subject (a) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect and (b) to general principals of equity (whether enforcement is sought by a proceeding in equity or at law).

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental
Authority is or will be required in connection with the Transactions, except for
(i) the filing of Uniform Commercial Code financing statements and (ii) such as have been made or obtained and
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                    Amended and Restated Servicing Agreement                  14


are in full force and effect; provided, however, that with respect to Receivables owing by Government Obligors, any failure by it to comply with the United States Federal Nonassignment Act (Public Contracts), 41 U.S.C. ss. 15, or Assignment of Claims Act, 31 U.S.C. ss. 3727, or with any similar legislation of any State shall not constitute a breach of this Section 3.04.

            SECTION 3.05. Litigation; Compliance with Laws. (i) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to its knowledge, threatened against or affecting it or any Subsidiary or any business, property or rights of any such Person (A) that involve any Transaction Document or the Transactions or (B) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Servicer Material Adverse Effect.

            (ii) Neither it nor any Subsidiary is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default could reasonably be expected to result in a Servicer Material Adverse Effect.

            SECTION 3.06. Agreements. (i) Neither it nor any Subsidiary is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result in a Servicer Material Adverse Effect.

            (ii) Neither it nor any Subsidiary is in default in any manner under any provision of any Contractual Obligation to which it is a party or by which it or any of its properties or assets are bound, where such default could reasonably be expected to result in a Servicer Material Adverse Effect.
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                    Amended and Restated Servicing Agreement                  15


            SECTION 3.07. No Servicer Default. No Servicer Default or Potential Servicer Default has occurred and is continuing.

            SECTION 3.08. Servicing Ability. As of the related Issuance Date, there has not been since the date of this Agreement any adverse change in its ability to perform its obligations as Master Servicer or Servicer, as applicable, under any Transaction Document to which it is a party.

            SECTION 3.09. Location of Records. The office at which it keeps its records concerning any Receivables either (i) is located at the address set forth for it on Schedule 1 to the Receivables Sale Agreement or (ii) has been notified to the Company and the Trustee in accordance with the provisions of
Section 4.08. Its chief executive office is located at such location and such office is the place where it is "located" for the purposes of Section 9-103(3)(d) of the UCC as in effect in the State of New York.

            SECTION 3.10. Insurance. Each Servicer has fidelity bond or other coverage in full force and effect insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Receivables, including coverage of depositor's forgery, in an amount at least equal to and with breadth of coverage at least as comprehensive as the coverage indicated on Exhibit C and with the insurers indicated on Exhibit C.

                                   ARTICLE IV

               Covenants of the Master Servicer and the Servicers

            SECTION 4.01. Delivery of Daily Reports. Unless otherwise specified in the Supplement with respect to any Series, for each Business Day (the "Reported Day") and with respect to each Outstanding Series, the Master Servicer shall submit to the Company, the Trustee and the relevant
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                    Amended and Restated Servicing Agreement                  16


Agent no later than 1:30 p.m., New York City time, on the next Business Day following each Reported Day, a written report substantially in the form attached to the related Supplement for each such Series (the "Daily Report") setting forth for the Reported Day total Collections on the Receivables, the amount of Collections attributable to previously identified Ineligible Receivables for which an Adjustment Payment and a Seller Adjustment Payment have been made pursuant to the Pooling Agreement and the Receivables Sale Agreement, respectively (which are payable by the appropriate Seller in accordance with subsection 2.06(a) of the Receivables Sale Agreement), the amount of Receivables originated, the amount of Ineligible Receivables (if any) identified on the Reported Day, and such other information as the Company, the Trustee or such Agent may reasonably request. The Daily Report may be delivered in an electronic format mutually agreed upon by the Master Servicer and the Trustee, or pending such agreement, by facsimile. By delivery of a Daily Report, the Master Servicer shall be deemed to have made a representation and warranty that all information set forth therein is true and correct in all material respects.

            SECTION 4.02. Delivery of Monthly Settlement Statement. Unless otherwise specified in the Supplement with respect to any Outstanding Series, the Master Servicer hereby covenants and agrees that it shall deliver to the Company, the Trustee, the relevant Agent and each Rating Agency by 11:00 a.m., New York City time, on each Settlement Report Date, a certificate of a Responsible Officer of the Master Servicer substantially in the form attached to the related Supplement for each such Outstanding Series (a "Monthly Settlement Statement") setting forth, as of the last day of the Settlement Period most recently ended and for such Settlement Period, (a) the information described in the form of such Monthly Settlement Statement with such changes as may be agreed to by the Master Servicer, the Company, the Trustee and the relevant Agent (if any) and subject to satisfaction of the Rating Agency Condition and (b) such other information as the Trustee or the relevant
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                    Amended and Restated Servicing Agreement                  17


Agent may reasonably request. Such certificate shall include a certification by a Responsible Officer of the Master Servicer that, to such Responsible Officer's knowledge, the information contained therein is true and correct in all material respects and each of the Master Servicer and each Servicer has performed all of its respective obligations in all material respects under each Transaction Document to which it is a party throughout such preceding Settlement Period (or, if there has been a default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof). A copy of each Monthly Settlement Statement may be obtained by any Holder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            SECTION 4.03. Delivery of Annual Master Servicer's and Servicers' Certificates. Each of the Master Servicer and each Servicer shall deliver to the Company, the Trustee, each Agent and each Rating Agency, a certificate of a Responsible Officer of the Master Servicer or such Servicer, as applicable, substantially in the form of Exhibit A hereto, certifying that:

            (a) a review of its activities during the preceding calendar year and of its performance under each Transaction Document was made under the supervision of such Responsible Officer;

            (b) to such Responsible Officer's knowledge, based on such review, it has performed its obligations in all material respects under each Transaction Document throughout the period covered by such certificate (or, if there has been a material default in the performance of any such obligation, specifying each such default known to such Responsible Officer and the nature and status thereof); and

            (c) in the case of the certificate of a Responsible Officer of the Master Servicer, each Daily
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                    Amended and Restated Servicing Agreement                  18

      Report and Monthly Settlement Statement was accurate and correct in all material respects.

Such certificate shall be delivered by the Master Servicer and each Servicer within 90 days after the end of each calendar year commencing with the year ending December 31, 1997. A copy of each such certificate may be obtained by any Holder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            SECTION 4.04. Delivery of Independent Public Accountants' Servicing Reports. Each of the Master Servicer and each Servicer shall cause Independent Public Accountants to furnish to the Company, the Trustee, each Agent and each Rating Agency within 120 days following the last day of each of its fiscal years a letter to the effect that such firm has performed certain agreed-upon procedures (as set forth in Exhibit B hereto) relating to it and its performance hereunder during the preceding fiscal year and describing such accountants' findings with respect to such procedures. A copy of such report may be obtained by any Holder by a request in writing to the Trustee addressed to the Corporate Trust Office.

            SECTION 4.05. Extension, Amendment and Adjustment of Receivables; Amendment of Policies. (a) Each Servicer hereby covenants and agrees with the Company and the Trustee that it shall not extend, rescind, cancel, amend or otherwise modify, or attempt or purport to extend, rescind, cancel, amend or otherwise modify, the terms of, or grant any Dilution Adjustment to, any
Serviced Receivable, or otherwise take any action that is intended to cause or permit a Serviced Receivable that is an Eligible Receivable to cease to be an Eligible Receivable, except in any such case (i) in accordance with the terms of its Policies, (ii) as required by any Requirement of Law or (iii) in the case of any Dilution Adjustments, upon the payment by or on behalf of the appropriate Seller of a Seller Adjustment Payment pursuant to Section 2.05 of the
Receivables Sale Agreement. Any Dilution Adjustment authorized to be made
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                    Amended and Restated Servicing Agreement                  19


pursuant to the preceding sentence shall result in the reduction, on the Business Day on which such Dilution Adjustment arises or is identified, in the aggregate Principal Amount of Receivables and if as a result of such a reduction the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount, the Company (in addition to the obligations of the Sellers under the Receivables Sale Agreement in respect of such Dilution Adjustment) shall be required to pay into the Series Principal Collection Sub- subaccount with respect to each Outstanding Series in immediately available funds, within one Business Day of such determination, the pro rata share for such Series of the amount (the "Cash Dilution Payment") by which the Aggregate Target Receivables Amount exceeds the Aggregate Receivables Amount.

            (b) No Servicer shall change or modify its Policies in any material respect, except (i) if such change or modification is necessary under any Requirement of Law or (ii) if the Rating Agency Condition is satisfied with respect thereto. Each Servicer shall provide notice to the Company, the Trustee, each Agent and each Rating Agency of any change or modification of its Policies; provided, however, that if any change or modification, other than a change or modification permitted pursuant to clause (i) above, would be reasonably likely to have a Material Adverse Effect on the interests of the Investor Certificateholders of a Series that is not rated by a Rating Agency, the consent of the applicable Agent (or if none, as specified in the related Supplement) shall be required to effect such change or modification.

            SECTION 4.06. Protection of Holders' Rights. Each Servicer hereby agrees with the Company and the Trustee that it shall take no action, nor intentionally omit to take any action, that could reasonably be expected to adversely impair the rights, remedies or interests of the Holders under the Transaction Documents in respect of the Serviced Receivables or any Related Property nor shall it reschedule, revise or defer payments due on any Serviced Receivable

                    Amended and Restated Servicing Agreement                  20


except in accordance with its Policies or Section 4.05 above.

            SECTION 4.07. Security Interest. Each Servicer hereby covenants and agrees that it shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any Serviced Receivable, whether now existing or hereafter created, or any interest therein, and each Servicer shall defend the right, title and interest of the Company and the Trust in, to and under any Serviced Receivable, whether now existing or hereafter created, against all claims of third parties claiming through or under such Servicer or the Company; provided, however, that nothing in this Section
4.07 shall prevent or be deemed to prohibit a Servicer from suffering to exist upon any of the Serviced Receivables any Permitted Liens described in clause (i) or (ii) of the definition thereof.

            SECTION 4.08. Location of Records. Each of the Master Servicer and each Servicer hereby covenants and agrees that it (a) shall not move its chief executive office or any of the offices where it keeps its records with respect to any Receivables outside of the location specified in respect thereof on
Schedule 1 to the Receivables Sale Agreement, in any such case, without giving 30 days prior written notice to the Company, the Trustee, each Agent and the Rating Agencies and (b) shall promptly take all actions (including any filings under the UCC) required or reasonably necessary in order to continue the valid and enforceable interest of the Company and the Trust in all Receivables.

            SECTION 4.09. Visitation Rights. (a) Each of the Master Servicer and each Servicer shall, at any reasonable time during normal business hours on any Business Day and from time to time, upon reasonable prior notice, and as often as may reasonably be requested, subject to its security and confidentiality requirements, (i) permit the Company, the Trustee, any Agent or any of their respective agents or representatives, (A) to examine and make copies of
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                    Amended and Restated Servicing Agreement                  21


and abstracts from its records, books of account and documents (including computer tapes and disks) relating to the Receivables or the Serviced Receivables, as the case may be, and (B) following the termination of its appointment as Master Servicer or Servicer, as the case may be, to be present at its offices and properties to administer and control the Collection of the Receivables or the Serviced Receivables, as the case may be, and to allow the Trustee access to documents, instruments and other records (including the documents, instruments and other records required to be transferred to a successor pursuant to Section 6.01 upon a Master Service Transfer or Service Transfer, as the case may be), equipment and personnel that are necessary to enable a Successor Master Servicer to continue master servicing operations or a Successor Servicer to continue servicing operations, as the case may be, in accordance with the terms of the Transaction Documents and (ii) permit the Company, the Trustee, any Agent or any of their respective agents or representatives to visit its properties to discuss its affairs, finances and accounts relating to the Receivables or the Serviced Receivables, as the case may be, or its performance hereunder or under any of the other Transaction Documents to which it is a party with any of its officers or directors and with its Independent Public Accountants; provided, that the Company, the Trustee or the Agent, as the case may be, shall notify it prior to any contact with such accountants and shall give it the opportunity to participate in such discussions.

            (b) Each of the Master Servicer and each Servicer shall provide the Trustee with such other information as the Trustee may reasonably request in connection with the fulfillment of the Trustee's obligations under any Pooling and Servicing Agreement.

            SECTION 4.10. Lockbox Agreement; Lockbox Accounts. The Master Servicer and each Servicer shall (a) maintain, and keep in full force and effect, each Lockbox Agreement to which it is a party, except to the extent otherwise permitted under the terms of the
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                    Amended and Restated Servicing Agreement                  22


Transaction Documents, and (b) take all reasonable actions necessary to ensure that each related Lockbox Account shall be free and clear of, and defend each such Lockbox Account against, any writ, order, stay, judgment, warrant of attachment or execution or similar process; provided, however, that upon satisfaction of the Rating Agency Condition and the consent of the Trustee (which shall not be unreasonably withheld), the Company may enter into any amendments to or modifications of a Lockbox Agreement that the Company reasonably deems necessary to conform such Lockbox Agreement to the cash management system of the Company or the Responsible Servicer(s).

            SECTION 4.11. Delivery of Financial Statements. The Master Servicer shall furnish to the Company, the Trustee, each Agent and the Rating Agencies:

            (a) within 90 days after the end of each fiscal year, Furnishings International Inc.'s consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of Furnishings International Inc. and its consolidated subsidiaries as of the close of such fiscal year and the consolidated results of its operations and the operations of such subsidiaries during such year (and showing, on a comparative basis, the figures for the previous year), all audited by Ernst & Young LLP, Coopers and Lybrand LLP or other independent public accountants of recognized national standing acceptable to the Required Lenders (as defined in the Credit Agreement) and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of Furnishings International Inc. and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                    Amended and Restated Servicing Agreement                  23


            (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, Furnishings International Inc.'s unaudited consolidated balance sheet and related statements of income, stockholders' equity and cash flows showing the consolidated financial condition of Furnishings International Inc. and its consolidated subsidiaries as of the close of such fiscal quarter and the consolidated results of its operations and the operations of such subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year (and showing, on a comparative basis, such information as of and for the corresponding dates and periods of the preceding fiscal year), all certified by a Financial Officer (as defined in the Credit Agreement) of Furnishings International Inc. as fairly presenting in all material respects the consolidated financial condition and results of operations of Furnishings International Inc. and its consolidated subsidiaries on a consolidated basis in accordance with GAAP (except for the absence of footnote disclosure) consistently applied, subject to year-end audit adjustments;

            (c) within 30 days after the end of each month (other than the last month of any fiscal quarter), Furnishings International Inc.'s unaudited consolidated balance sheet and related statements of income, stockholders' equity and cash flows, showing the consolidated financial condition of Furnishings International Inc. and its consolidated subsidiaries as of the close of such month and the consolidated results of its operations and the operations of such subsidiaries during such month and the then-elapsed portion of the fiscal year;

            (d) concurrently with any delivery of financial statements under sub-paragraph (a) or (b) above, a certificate of the Financial Officer certifying such statements;

                    Amended and Restated Servicing Agreement                  24


            (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Furnishings International Inc., any Servicer or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed to its shareholders generally, as the case may be; and

            (f) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Furnishings International Inc., any Servicer or any Subsidiary, or compliance with the terms of any Transaction Document, in each case as the Agent or any Holder may reasonably request.

            SECTION 4.12. Notices. Each of the Master Servicer and each Servicer shall furnish to the Company, the Trustee, each Agent and each Rating Agency, promptly upon obtaining knowledge of the occurrence of any Purchase Termination Event, Potential Purchase Termination Event, Early Amortization Event, Potential Early Amortization Event or Servicer Default, written notice thereof.

            SECTION 4.13. Insurance. Each Servicer hereby covenants and agrees that it shall maintain in full force and effect fidelity bond or other coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of Receivables, including coverage of depositor's forgery, in an amount at least equal to and with breadth of coverage at least as comprehensive as the coverage indicated on Exhibit C and with insurers having a claims-paying ability substantially comparable to the insurers indicated on Exhibit C.

                    Amended and Restated Servicing Agreement                 25


                                    ARTICLE V

                          Other Matters Relating to the
                        Master Servicer and the Servicers

            SECTION 5.01. Merger, Consolidation, etc. Neither the Master Servicer nor any Servicer shall enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any material change in its present method of conducting business, or convey, sell, transfer, lease, assign or otherwise dispose of, all or substantially all of its property, business or assets other than the assignments and transfers contemplated hereby; provided that the Master Servicer or any Servicer may merge into or consolidate with any other corporation or convey, sell or transfer its property, business or assets substantially as an entirety to another Person, if:

            (a) the corporation into which it is merged or the corporation formed by such consolidation or the Person that acquires by conveyance, sale or transfer its property, business or assets substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and, if it is not the surviving entity, such corporation shall assume, without the execution or filing of any paper or any further act on the part of any of the parties hereto, the performance of every one of its covenants and obligations hereunder; and

            (b) it has delivered to the Trustee an officer's certificate executed by a Vice President or other senior officer and an Opinion of Counsel addressed to the Trust and the Trustee each stating that such consolidation, merger, conveyance or transfer complies with this Section
      5.01 and an officer's certificate executed by a Vice President or other senior officer stating that all conditions precedent herein provided

                    Amended and Restated Servicing Agreement                  26


      for relating to such transaction have been complied with.

            SECTION 5.02. Indemnification of the Trust and the Trustee. (a) Each of the Master Servicer and the Servicer hereby agrees to indemnify and hold harmless the Company, the Trustee for the benefit of the Holders and the Trustee and their respective directors, officers, agents and employees (an "Indemnified Person") from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of, or relating to, its activities pursuant to any Pooling and Servicing Agreement to which it is a party, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other reasonable costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided that neither the Master Servicer nor any Servicer shall indemnify any Indemnified Person for any liability, cost or expense of such Indemnified Person (i) arising solely from a default by an Obligor with respect to any Receivable (except that indemnification shall be made to the extent that such default arises out of its failure to perform its duties or obligations under this Agreement), or (ii) to the extent that such liability, cost or expense arises from the gross negligence, bad faith or wilful misconduct of such Indemnified Person (or any of its respective directors, officers, agents or employees). The provisions of this indemnity shall run directly to, and be enforceable by, an injured party and shall survive the termination of the Agreement or the resignation of the Master Servicer or Servicer, as the case may be.

            (b) In addition to and without giving effect to any limitations set forth in subsection (a) above, each Servicer shall indemnify and hold harmless each Indemnified Person from and against any loss, liability, expense, damage or injury suffered or sustained by reason of a breach by such Servicer of any covenant contained in subsections 2.02(g) or 2.02(h) or Sections 4.05, 4.06 or
4.07 that
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                    Amended and Restated Servicing Agreement                  27


adversely affects the interest of the Company or the Holders under the Transaction Documents with respect to any Serviced Receivable (an "Indemnification Event"), in an amount equal to the outstanding Principal Amount at such time of such Receivable. Payment shall occur on or prior to the 30th Business Day after the day such Indemnification Event becomes known to such Servicer unless such Indemnification Event shall have been cured on or before such day.

            SECTION 5.03. Master Servicer and Servicers Not to Resign. Neither the Master Servicer nor any Servicer shall resign from the obligations and duties hereby imposed on it except upon determination that (a) the performance of its duties hereunder is no longer permissible under applicable law, and (b) there is no reasonable course of action that it could take to make the performance of its duties hereunder permissible under applicable law. Any such determination permitting the resignation of the Master Servicer or any Servicer shall be evidenced as to clause (a) above by an Opinion of Counsel to such effect delivered to the Company, the Trustee and each Agent. No such resignation shall become effective until a Successor Master Servicer or Successor Servicer, as the case may be, or the Trustee shall have assumed the responsibilities and obligations of the Master Servicer or such Servicer in accordance with Section
6.02. The Trustee, the Company, each Agent and each Rating Agency (and, in the case of the resignation of any Servicer, the Master Servicer) shall be notified of such resignation by the resigning Person.

            SECTION 5.04. Access to Certain Documentation and Information Regarding the Receivables. Each Servicer shall hold in trust for the Company and the Trustee at the office of such Servicer such computer programs, books of account and other records as are reasonably necessary to enable the Trustee to determine at any time the status of the Serviced Receivables and all collections and payments in respect thereof (including, without limitation, an ability to recreate records evidencing the Serviced Receivables in the event of the destruction of the originals thereof).

                    Amended and Restated Servicing Agreement                  28


                                   ARTICLE VI

                               Servicer Defaults;
                              Servicer Termination

            SECTION 6.01. Servicer Defaults. If any one of the following events (a "Servicer Default") shall occur and be continuing with respect to the Master Servicer or one or more Servicers, as the case may be:

            (a) failure by the Master Servicer to deliver, within two Business Days of the earlier date set forth below in clause (i) or (ii), any Daily Report or, within three Business Days of the earlier date set forth below in clause (i) or (ii), any Monthly Settlement Statement conforming in all material respects to the requirement of Section 4.01 or 4.02, as the case may be, in each case, after the earlier to occur of (i) the date upon which a Responsible Officer of the Master Servicer obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Company or the Trustee, or to the Company, the Master Servicer and the Trustee from holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent;

            (b) failure by the Master Servicer or any Servicer to pay any amount required to be paid by it under any Pooling and Servicing Agreement on or before the date occurring five Business Days after the earlier to occur of
      (i) the date upon which a Responsible Officer of the Master Servicer or such Servicer obtains knowledge of such failure or (ii) the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) (I) in the case of a failure on the part of the Master Servicer, to the Master Servicer or (II) in the case of a failure on the part of any Servicer, to the Master Servicer or such

                    Amended and Restated Servicing Agreement                  29


      Servicer, by the Company or the Trustee, or (B) to the Company, to the Trustee and (I) in the case of a failure on the part of the Master Servicer, to the Master Servicer or (II) in the case of a failure on the part of any Servicer, to the Master Servicer or such Servicer by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent;

            (c) failure on the part of the Master Servicer or any Servicer duly to observe or to perform any other of its covenants or agreements set forth in any Pooling and Servicing Agreement that has an adverse effect on the holders of any Outstanding Series and that continues unremedied until 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given (A) (I) in the case of a failure on the part of the Master Servicer, to the Master Servicer or (II) in the case of a failure on the part of any Servicer, to the Master Servicer or such Servicer, by the Company or the Trustee, or (B) to the Company, to the Trustee and (I) in the case of a failure on the part of the Master Servicer, to the Master Servicer or (II) in the case of a failure on the part of any Servicer, to the Master Servicer or such Servicer by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent; provided, that no Servicer Default shall be deemed to occur under this subsection with respect to a failure on the part of any Servicer if such Servicer shall have complied with the provisions of Section 5.02(b) with respect thereto;

            (d) any representation, warranty or certification made by the Master Servicer or any Servicer in any Pooling and Servicing Agreement or in any certificate delivered pursuant thereto shall prove to have been incorrect in any material respect when made or deemed made, which incorrectness has an adverse effect on the holders of any Outstanding Series and which adverse

                    Amended and Restated Servicing Agreement                  30


      effect continues unremedied until 30 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given
      (A) (I) in the case of a failure on the part of the Master Servicer, to the Master Servicer or (II) in the case of a failure on the part of any Servicer, to the Master Servicer or such Servicer, by the Company or the Trustee, or (B) to the Company, to the Trustee and (I) in the case of a failure on the part of the Master Servicer, to the Master Servicer or (II) in the case of a failure on the part of any Servicer, to the Master Servicer or such Servicer by holders of Investor Certificates evidencing 25% or more of the Aggregate Invested Amount or by any Agent; provided, that no Servicer Default shall be deemed to occur under this subsection with respect to a failure on the part of any Servicer if such Servicer shall have complied with the provisions of Section 5.02(b) with respect thereto;

            (e)(i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Master Servicer or any Servicer in an involuntary case under any Applicable Insolvency Law, which decree or order is not stayed, or any other similar relief shall be granted under any applicable Federal or state law and shall not be stayed;
      (ii) an involuntary case is commenced against the Master Servicer or any Servicer under any Applicable Insolvency Law, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Master Servicer or any Servicer, or over all or a substantial part of the property of the Master Servicer or any Servicer shall have been entered, an interim receiver, trustee or other custodian of the Master Servicer or any Servicer for all or a substantial part of the property of the Master Servicer or such Servicer is involuntarily appointed or a warrant of attachment, execution or similar process is issued against any substantial part

                    Amended and Restated Servicing Agreement                  31


      of the property of the Master Servicer or any Servicer, and the continuance of any such events in this clause (ii) for 60 days unless dismissed, bonded or discharged; (iii) the Master Servicer or any Servicer shall at its request have a decree or an order for relief entered with respect to it, commence a voluntary case under the Bankruptcy Code or any Applicable Insolvency Law, consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consent to the appointment of or taking possession by a receiver, trustee or other custodian of all or a substantial part of its property; (iv) the making by the Master Servicer or any Servicer of any general assignment for the benefit of creditors; (v) the inability or failure of the Master Servicer or any Servicer generally to pay its debts as such debts become due; or
      (vi) the Board of Directors of the Master Servicer or any Servicer adopts any resolution or otherwise authorizes action to approve any of the foregoing; or

            (f) there shall have occurred and be continuing a Purchase Termination Event under the Receivables Sale Agreement affecting any Serviced Receivables of such Servicer;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied or waived, the Company (with the consent of the Trustee) may, the Company at the direction of the Trustee shall, and the Company and the Trustee shall, at the written direction of the holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount voting as a single class, by notice then given in writing to the Master Servicer, to each Rating Agency and, if the Servicer Default relates to a default on the part of any Servicer, to such Servicer (a "Termination Notice"), terminate all or any part of the rights and obligations of the Master Servicer or such Servicer, as the case may be, under the Pooling and

                    Amended and Restated Servicing Agreement                  32


Servicing Agreements. Notwithstanding anything to the contrary in this Section 6.01, a delay in or failure of performance referred to under clause (b) above for a period of 10 Business Days after the applicable grace period or a delay in or failure of performance referred to under clauses (a), (c) or (d) above for a period of 30 Business Days after the applicable grace period shall not constitute a Servicer Default, if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Master Servicer or such Servicer and such delay or failure was caused by a Force Majeure Delay. After receipt by the Master Servicer or a Servicer of a Termination Notice, and on the date that a Successor Master Servicer or Successor Servicer, as the case may be, shall have been appointed by the Company and the Trustee pursuant to Section 6.02, all authority and power of the Master Servicer or such Servicer, as the case may be, under any Pooling and Servicing Agreement to the extent specified in such Termination Notice shall pass to and be vested in the Successor Master Servicer (a "Master Service Transfer") or a Successor Servicer (a "Service Transfer"), as the case may be; and, without limitation, the Trustee is hereby directed, authorized and empowered (upon the failure of the Master Servicer or such Servicer to cooperate) to execute and deliver, on behalf of the Master Servicer or such Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Master Servicer or such Servicer to execute or to deliver such documents or instruments, and to do and to accomplish all other acts or things necessary or appropriate to effect the purposes of such Master Service Transfer or Service Transfer and the Trustee shall incur no liability in connection with effecting such Master Service Transfer or Service Transfer. Each of the Master Servicer and each Servicer agrees to cooperate with the Company and the Trustee and such Successor Master Servicer or Successor Servicer, as the case may be, in effecting the termination of the responsibilities and rights of the Master Servicer or such Servicer to conduct its duties hereunder, including, without limitation, the transfer to Successor Master Servicer or Successor Servicer, as the case may be, of all

                    Amended and Restated Servicing Agreement                  33


authority of the Master Servicer to coordinate the servicing of all Receivables or all authority of such Servicer to service the Serviced Receivables, as the case may be, provided for under the Pooling and Servicing Agreements (including in the case of such Servicer, without limitation, all authority over all Collections that shall on the date of transfer be held by such Servicer for deposit, or that have been deposited by such Servicer, in the Collection Account, or that shall thereafter be received with respect to the Serviced Receivables), and in assisting the Successor Master Servicer or Successor Servicer, as the case may be. Upon a Master Service Transfer, the terminated Master Servicer shall promptly (x) assemble all of its documents, instruments and other records (including credit files, licenses (to the extent transferable), rights, copies of all relevant computer programs and any necessary licenses (to the extent transferable) for the use thereof, related material, computer tapes, disks, cassettes and data) that (i) evidence or record Receivables sold and assigned to the Trust and (ii) are otherwise necessary to enable a Successor Master Servicer to coordinate servicing of all such Receivables and to prepare and deliver Daily Reports and Monthly Settlement Statements, with or without the participation of the terminated Master Servicer and (y) deliver or license (to the extent transferable) the use of all of the foregoing documents, instruments and other records to such Successor Master Servicer at a place designated by such Successor Master Servicer. Upon any Service Transfer, the terminated Servicer shall promptly (x) assemble all of its documents, instruments and other records (including credit files, licenses (to the extent transferable), rights, copies of all relevant computer programs and any necessary licenses (to the extent transferable) for the use thereof, related material, computer tapes, disks, cassettes and data) that (i) evidence or will evidence or record Receivables sold and assigned to the Trust and (ii) are otherwise necessary to enable a Successor Servicer to effect the immediate Collection of such Receivables, with or without the participation of the applicable Seller or such Servicer and (y) deliver or

                    Amended and Restated Servicing Agreement                  34


license (to the extent transferable) the use of all of the foregoing documents, instruments and other records to such Successor Servicer at a place designated by such Successor Servicer. In recognition of any terminated Servicer's need to have access to any such documents, instruments and other records that may be transferred to a Successor Servicer hereunder, whether as a result of its continuing responsibility as a servicer of accounts receivable that are not sold and assigned to the Trust or otherwise, such Successor Servicer shall provide to such terminated Servicer reasonable access to such documents, instruments and other records transferred by such terminated Servicer to it in connection with any activity arising in the ordinary course of such terminated Servicer's business; provided that such terminated Servicer shall not disrupt or otherwise interfere with the Successor Servicer's use of and access to such documents, instruments and other records. To the extent that compliance with this Section
6.01 shall require the terminated Master Servicer or any terminated Servicer to disclose to the Successor Master Servicer or Successor Servicer information of any kind that the terminated Master Servicer or such terminated Servicer reasonably deems to be confidential, the Successor Master Servicer or Successor Servicer, as the case may be, shall be required to enter into such customary licensing and confidentiality agreements as the terminated Master Servicer or such terminated Servicer shall reasonably deem necessary to protect its interests. All costs and expenses incurred by the terminated Master Servicer or any terminated Servicer, the Successor Master Servicer or any Successor Servicer and the Trustee in connection with any Master Service Transfer or Service Transfer shall be for the account of the terminated Master Servicer or terminated Servicer, as the case may be, and to the extent any costs or expenses incurred by the Trustee are not so paid, the Trustee shall be entitled to be paid such items from amounts that would otherwise be distributable to the Company under Article III of the Pooling Agreement.

                    Amended and Restated Servicing Agreement                  35


            SECTION 6.02. Trustee To Act; Appointment of Successor. (a) On and after (i) the receipt by a Servicer of a Termination Notice pursuant to Section
6.01 or (ii) the date on which a Servicer notifies the Trustee, the Master Servicer, the Company and each Rating Agency in writing of its resignation pursuant to Section 5.03 (the "Resignation Notice"), such Servicer shall continue to perform all servicing functions under the Pooling and Servicing Agreements until the earlier of (i) the date on which a Successor Servicer accepts its appointment and (ii) 60 days after the delivery of such Termination Notice or Resignation Notice, as the case may be. Upon the receipt by the Master Servicer of a Termination Notice or Resignation Notice with respect to any Servicer, the Master Servicer shall, without any action on the part of the Company, the Trustee or any other Person, be deemed appointed as successor servicer (a "Successor Servicer") with respect to the Serviced Receivables. The Master Servicer shall accept its appointment as Successor Servicer by a written assumption in a form acceptable to the Trustee and the Company, unless the Master Servicer is unable to act as Servicer for the Serviced Receivables for the reasons set forth in Section 5.03. If the Master Servicer is unable to act as Servicer for the Serviced Receivables, the Master Servicer shall promptly deliver a Resignation Notice and Opinion of Counsel to the Company and the Trustee in the same manner as if the Master Servicer were resigning as Servicer under Section 5.03, but such Resignation Notice from the Master Servicer shall not have the effect of postponing the beginning of the 60-day period referred to in the first sentence of this subsection 6.01(a). The Trustee and the Company, or the Company (with the consent of the Trustee) shall, as promptly as reasonably possible after the receipt of a Resignation Notice from the Master Servicer in accordance with the preceding sentence, appoint an Eligible Successor Servicer and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee and the Company.

                    Amended and Restated Servicing Agreement                  36


            (b) On and after (i) the receipt by the Master Servicer of a Termination Notice pursuant to Section 6.01 or (ii) the date on which the Master Servicer delivers a Resignation Notice to the Trustee, the Company and each Rating Agency notifying them of its resignation pursuant to Section 5.03, the Master Servicer shall continue to perform all of its functions under the Pooling and Servicing Agreements until the earlier of (i) the date on which a Successor Master Servicer accepts its appointment and (ii) 60 days after the delivery of such Termination Notice or Resignation Notice, as the case may be. The Trustee and the Company, or the Company (with the consent of the Trustee) shall, as promptly as reasonably possible after the receipt of a Resignation Notice from the Master Servicer, appoint an Eligible Successor Servicer as successor Master Servicer (the "Successor Master Servicer")and such Successor Master Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee and the Company.

            (c) In the event that a Successor Master Servicer or Successor Servicer has not been appointed or has not accepted its appointment at the time when the Master Servicer or a Servicer ceases to act as Master Servicer or Servicer, as the case may be, the Trustee without further action shall be appointed Successor Master Servicer or Successor Servicer, as the case may be; provided, that the Trustee shall only be responsible for the duties and liabilities of Successor Master Servicer or such Successor Servicer that are consistent with an orderly collection and liquidation of the Receivables and other Trust Assets in the manner contemplated for such liquidations in Section
7.02 of the Pooling Agreement. The Trustee shall not be liable for any action taken or not taken in effecting such liquidations of Receivables so long as such liquidations are conducted in a commercially reasonable manner and on commercially reasonable terms. The Trustee may delegate any of its master servicing or servicing obligations to an affiliate or agent in accordance with subsection 2.02(d). Notwithstanding the above, the Trustee shall, if the Trustee is legally

                    Amended and Restated Servicing Agreement                  37


unable so to act, petition a court of competent jurisdiction to appoint any Person qualifying as an Eligible Successor Servicer as the Successor Master Servicer or a Successor Servicer hereunder. The Master Servicer shall immediately give notice to each Rating Agency of the appointment of any Successor Master Servicer or Successor Servicer.

            (d) Upon its appointment, the Successor Master Servicer or Successor Servicer shall be the successor in all respects to the Master Servicer or the Servicer to which it is successor with respect to master servicing or servicing functions, as the case may be, under the Pooling and Servicing Agreements (with such changes as are agreed to between such Successor Master Servicer or Successor Servicer, as the case may be, and either the Company (with the consent of the Rating Agencies) or the Company and the Trustee) and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer or such Servicer, as the case may be, by the terms and provisions hereof, and all references in any Pooling and Servicing Agreement to the Master Servicer or such Servicer, as the case may be, shall be deemed to refer to such Successor Master Servicer or such Successor Servicer, as the case may be. The Successor Master Servicer or such Successor Servicer shall not be liable for, and the replaced Master Servicer or Servicer, as the case may be, shall indemnify the Successor Master Servicer or such Successor Servicer, as the case may be, against costs incurred by the Successor Master Servicer or Successor Servicer as a result of, any acts or omissions of such replaced Master Servicer or Servicer or any events or occurrences occurring prior to the Successor Master Servicer's or Successor Servicer's acceptance of its appointment as Successor Master Servicer or Successor Servicer. Any Successor Servicer shall manage the servicing and administration of the Serviced Receivables in accordance with the Policies of the replaced Servicer and the terms of the Pooling and Servicing Agreements.

            (e) If the Master Servicer becomes a Successor Servicer, the Master Servicer shall receive the same

                    Amended and Restated Servicing Agreement                  38


servicing compensation in respect of the Serviced Receivables as the replaced Servicer. If the Master Servicer is unable to act as Successor Servicer, the Company and the Trustee shall review any bids obtained from Eligible Successor Servicers and the Company and the Trustee, or the Company (with the consent of the Trustee) may appoint any Eligible Successor Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the portion of the Servicing Fee previously payable to the replaced Servicer.

            SECTION 6.03. Waiver of Past Defaults. Holders of Investor Certificates evidencing more than 50% of the Aggregate Invested Amount may waive any continuing default by the Master Servicer, any Servicer or the Company in the performance of its respective obligations hereunder and its consequences, except a default in the failure to make any required deposits or payments in respect of any Series of Investor Certificates, which shall require a waiver by the holders of all of the affected Investor Certificates. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of the Pooling and Servicing Agreements. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. Either the Company, the Master Servicer or such Servicer shall provide notice to each Rating Agency of any such waiver.

            SECTION 6.04. Other Servicer Terminations. The Company shall terminate all of the rights and obligations of any Servicer of Receivables originated by any Seller that is terminated pursuant to Section 9.13 of the Receivables Sale Agreement, but only with respect to Receivables originated by such terminated Seller after such termination. Any such Servicer shall remain bound hereunder (unless terminated hereunder otherwise than pursuant to this Section 6.04) to perform all of its obligations as a Servicer with respect to all Receivables originated by such Seller and sold to the Company (and sold by the Company to the Trust) before such

                    Amended and Restated Servicing Agreement                  39


termination of such Seller under the Receivables Sale Agreement.

                                   ARTICLE VII

                            Miscellaneous Provisions

            SECTION 7.01. Amendment. This Agreement may only be amended, supplemented or otherwise modified from time to time if such amendment, supplement or modification is effected in accordance with the provisions of
Section 10.01 of the Pooling Agreement.

            SECTION 7.02. Termination. (a) The respective obligations and responsibilities of the parties hereto shall terminate on the Trust Termination Date (unless such obligations or responsibilities are expressly stated to survive the termination of this Agreement).

            (b) All authority and power granted to the Master Servicer and any Servicer under any Pooling and Servicing Agreement shall automatically cease and terminate on the Trust Termination Date, and shall pass to and be vested in the Company and, without limitation, the Company is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer or any Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of rights from and after the Trust Termination Date. The Master Servicer and each Servicer shall cooperate with the Company in effecting the termination of its responsibilities and rights to conduct master servicing or servicing, as the case may be, of the Receivables. The Master Servicer and each Servicer shall transfer all of its records relating to the Receivables to the Company in such form as the Company may reasonably request and shall transfer all other records, correspondence and documents to the Company in the manner and at such times as the Company shall reasonably request.

                    Amended and Restated Servicing Agreement                  40


To the extent that compliance with this subsection 7.02(b) shall require the Master Servicer or any Servicer to disclose to the Company information of any kind that the Master Servicer or such Servicer deems to be confidential, the Company shall be required to enter into such customary licensing and confidentiality agreements as the Master Servicer or such Servicer, as the case may be, shall reasonably deem necessary to protect its interests.

            SECTION 7.03. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ANY CONFLICTS OF LAWS PRINCIPLES.

            SECTION 7.04. Addition of Servicers. Subject to the terms and conditions hereof, from time to time one or more wholly owned, direct or indirect, Subsidiaries of Furnishings International Inc. that have been approved as additional Sellers pursuant to the Pooling Agreement and any Supplement shall become additional Servicers parties hereto upon (a) execution by each such Subsidiary of an Additional Seller/Servicer Supplement and (b) satisfaction of all conditions precedent set forth in Section 3.05 of the Receivables Sale Agreement to such Subsidiary becoming an additional Seller.

            SECTION 7.05. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as set forth in Section 10.05 of the Pooling Agreement or
Section 9.09 of the Receivables Sale Agreement, or to such other address as may be hereafter notified by the respective parties hereto.

            SECTION 7.06. Counterparts. This Agreement may be executed in two or more counterparts (and by different

                    Amended and Restated Servicing Agreement                  41


parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 7.07. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the Certificateholders and their respective successors and permitted assigns. Except as provided in this Article VII, no other person shall have any right or obligation hereunder.

            SECTION 7.08. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

            SECTION 7.09. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

            SECTION 7.10. No Set-Off. Except as expressly provided in this Agreement, each of the Master Servicer and each Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Company, the Trust, the Trustee or any Certificateholder.

            SECTION 7.11. No Bankruptcy Petition. Each of the Master Servicer and each Servicer hereby covenants and agrees that, prior to the date which is one year and one day after the Trust Termination Date, it shall not institute against, or join any other Person in instituting against,

                    Amended and Restated Servicing Agreement                  42


the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any Federal or state bankruptcy or similar law.

                    Amended and Restated Servicing Agreement                  43


            IN WITNESS WHEREOF, the Company, the Master Servicer, each Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

                                       LFI RECEIVABLES CORPORATION,


                                         by___________________________________
                                           Name:
                                           Title:


                                       LFI SERVICING CORPORATION,
                                       Master Servicer,


                                         by___________________________________
                                           Name:
                                           Title:



                                       AMETEX FABRICS, INC.,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:


                                       THE BERKLINE CORPORATION,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:

                    Amended and Restated Servicing Agreement                  44


                                       DREXEL HERITAGE
                                       FURNISHINGS INC.,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:


                                       FURNISHINGS
                                       INTERNATIONAL INC.,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:


                                       HENREDON FURNITURE
                                       INDUSTRIES, INC.,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:


                                       LA BARGE, INC.,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:

                    Amended and Restated Servicing Agreement                  45


                                       LEXINGTON FURNITURE
                                       INDUSTRIES, INC.,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:


                                       MAITLAND-SMITH, INC.,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:


                                       ROBERT ALLEN FABRICS, INC.,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:


                                       UNIVERSAL FURNITURE
                                       INDUSTRIES, INC.,
                                       Servicer,


                                         by___________________________________
                                           Name:
                                           Title:

                    Amended and Restated Servicing Agreement                  46



                                       THE CHASE MANHATTAN BANK, not
                                       in its individual capacity but
                                       solely as Trustee,


                                         by___________________________________
                                           Name:
                                           Title: